Exhibit 99.2

Empire Financial Holding Company Acquires Jesup & Lamont

LONGWOOD, Fla., November 13, 2006 /PR Newswire-First Call/ -- Empire Financial Holding Company (Amex: EFH - News), a full service brokerage and investment banking firm serving retail and institutional clients, today announced it acquired Jesup & Lamont. Jesup & Lamont, also a full-service brokerage and investment banking firm, founded in 1877, provides institutional and retail sales and trading services, equity research and asset management for select clientele. The firm’s corporate finance activities include services and advice regarding mergers and acquisitions, capital raising, acquisition finance, restructurings, and other corporate finance matters.

CEO Donald Wojnowski said, “We are extremely pleased with the successful close of this transaction which marks the first significant step in our strategic acquisition program. We are looking forward to a successful integration of the Jesup & Lamont brand and services into our organization, and we believe the combined entity, with the resultant revenue synergies, new products and business lines and cost savings will result in increased revenues, earnings and shareholder value. Jesup & Lamont significantly strengthens our investment banking, corporate finance, M&A and research capabilities as well as providing a major geographic presence in the Northeast.”

Stephen DeGroat, who will head the combined firm’s investment banking operations, stated, “With the addition of Jesup & Lamont’s long-standing expertise on Wall Street, the Jesup – Empire team platform and capabilities will be greatly enhanced. The combined firm’s resources will allow us to expand and strengthen our retail, institutional, research and investment banking practices. I firmly believe the firm will be positioned correctly to service the emerging growth and middle market sectors.”

Transaction Information:

The purchase price paid by Empire Financial for the acquisition of 98.9% of Jesup & Lamont included (i) $1,299,539 in cash, (ii) 1,650,154 shares of common stock, and (iii) a $2.5 million note bearing annual interest at 4%, with all principal and interest due in 5 years. The note also has certain prepayment provisions if Empire Financial completes an underwritten offering before the note’s maturity.

About Empire Financial Holding Company

Empire Financial Holding Company, through its wholly owned subsidiary, Empire Financial Group, Inc., provides full-service retail brokerage services through its network of independently owned and independently operated offices. Through its market-making and trading division, the Company offers securities order execution services for unaffiliated broker dealers and makes markets in domestic and international securities. Empire Financial also provides Investment Banking services for clients as well as turn-key fee based investment advisory and registered advisor custodial services through its wholly owned subsidiary, Empire Investment Advisors, Inc.

Forward-Looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, without limitation, fluctuations in the volume of transactional services provided by the Company, competition with respect to financial services commission rates, the effect of general economic and market conditions, factors affecting the securities brokerage industry as well as other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

Source: Empire Financial Holding Company

Donald A. Wojnowski Jr.

President

Empire Financial Holding Company

2170 West SR 434, Suite 100

Longwood, Fl 32779

Office: 407 551 1841

Fax:	407 830 5078

dwojnowski@empirenow.com